Exhibit 4.1

YUM! BRANDS, INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE

__________________________

5.375% Senior Notes due 2032

__________________________

THIRD SUPPLEMENTAL INDENTURE

__________________________

Dated as of April 1, 2022

to

Indenture Dated as of September 25, 2020

Debt Securities

THIRD SUPPLEMENTAL INDENTURE, dated as of April 1, 2022, (this “Supplemental Indenture”), between YUM! Brands, Inc., a North Carolina corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, as successor to U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Recitals of The Company

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of September 25, 2020 (as heretofore supplemented and as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of one or more series of Securities;

WHEREAS, Section 9.1(e) of the Base Indenture provides that the Company and the Trustee may, without the consent of any Holders of Securities, enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of $1,000,000,000 aggregate principal amount of its 5.375% Senior Notes due 2032 (the “Notes”); and

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture; all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1           Relation to the Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.2           Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

“Applicable Premium” means on any Redemption Date, the excess (to the extent positive) of: (a) the present value at such Redemption Date of (i) the Redemption Price of such Note on April 1, 2027 (such redemption price being set forth in the table in Section 2.3(e) hereof) (excluding accrued but unpaid interest), plus (ii) all required interest payments due on such Note to and including April 1, 2027 (excluding accrued but unpaid interest), computed upon the Redemption Date using a discount rate equal to the Applicable Treasury Rate at such Redemption Date plus 50 basis points; over (b) the outstanding principal amount of such Note; in each case as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that the Trustee cannot be designated without its consent.

“Applicable Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the Redemption Date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the Redemption Date to April 1, 2027; provided, however, that if the period from the Redemption Date to April 1, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law, regulation or executive order to close.

“Certificated Security” means a Security registered in the name of the Holder thereof and issued in accordance with Section 2.4 hereof, substantially in the form of the Security attached hereto as Exhibit A and that does not bear the Global Security Legend.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries, taken as a whole, to one or more Persons, other than the Company or one of the Company’s Subsidiaries. Notwithstanding the foregoing, a transaction shall not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning set forth in Section 2.5(a).

“Change of Control Payment” has the meaning set forth in Section 2.5(a).

“Change of Control Payment Date” has the meaning set forth in Section 2.5(a).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Global Security” has the meaning set forth in Section 2.4(a).

“Global Security Legend” means the legend set forth in Section 2.4(c), which is to be placed on all Global Securities issued under the Indenture.

“Indenture” has the meaning set forth in the recitals hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any of its successors or assigns.

“Notes” has the meaning set forth in the recitals hereto, and means any Notes authenticated and delivered pursuant to the Indenture.

“Participant” means a member of, or a participant in, the Depositary.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Notes on behalf of the Company.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., or any of its successors or assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

“Trustee” has the meaning set forth in the introductory paragraph hereof until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act), as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3           Rules of Construction. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a)          capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)          all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(d)          in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE 2

THE NOTES

Section 2.1           Title of the Notes. There is hereby established by this Supplemental Indenture a separate series of Securities under the Indenture, designated as the “5.375% Senior Notes due 2032.”

Section 2.2            Limitation on Aggregate Principal Amount.

(a)          The Notes are initially limited in aggregate principal amount to $1,000,000,000, except for such Notes authorized and delivered upon registration of transfer of, or in exchange for, or in lieu of other notes, pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Base Indenture or Section 2.5 hereof. The Company may, from time to time, without the consent of Holders of the Securities of any series, issue Securities under the Indenture in addition, and with identical terms, to the $1,000,000,000 aggregate principal amount of Notes (other than the issue date, the issue price and the amount of the first payment of interest). Any such additional Securities and the Notes will be treated as a single series for purposes of the Indenture; provided that if the additional Securities are not fungible with the Notes for United States federal income tax purposes, the additional Securities will have a separate CUSIP number. Any such increase in the authorized aggregate principal amount of the Notes shall be evidenced by an Officers’ Certificate delivered to the Trustee, without further action by the Company.

Section 2.3           Terms of the Notes.

(a)          The Depository Trust Company is hereby designated as the Depositary for the Notes, which shall be issued in the form of Global Securities as further provided in Section 2.4.

(b)          The principal of the Notes is payable on April 1, 2032.

(c)          The Notes shall bear interest at an annual rate of 5.375%, from April 1, 2022, or from the most recent date on which interest has been paid or provided for, payable semi-annually in arrears on April 1 and October 1 of each year commencing October 1, 2022, until the principal of such Notes is paid or made available for payment. The interest so payable will be paid to the persons in whose names the Notes are registered at the close of business on the preceding March 15 or September 15, respectively. If the date on which interest is payable is not a Business Day, the interest will be paid on the next following Business Day and no interest shall accrue for the intervening period.

(d)          Payment of the principal of (and premium, if any, on) and any such interest on the Notes will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. U.S. Bank Trust Company, National Association is appointed as the Trustee and Paying Agent for the Notes to perform the functions set forth in the Indenture to be performed by such offices.

(e)          At any time prior to April 1 , 2027, the Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, thereon to but excluding, the Redemption Date.

On or after April 1, 2027, the Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the percentage of the principal amount of such Notes set forth below plus accrued and unpaid interest, if any, thereon to but excluding, the Redemption Date if redeemed during the twelve-month period beginning on April 1 of the year indicated below:

Year	Percentage
2027	102.688%
2028	101.792%
2029	100.896%
2030 and thereafter	100.000%

If the Redemption Date is on or after a Regular Record Date, and on or before the related Interest Payment Date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

(f)           The Notes are not entitled to any mandatory redemption or sinking fund payments.

(g)          The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

(h)          The entire principal amount of the Notes shall be payable upon the acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture.

(i)           Additional Amounts will not be payable to the Holders of the Notes.

(j)            The Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, which terms and provisions are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted by the Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under the Indenture, including any Notes issued after the date hereof pursuant to and in accordance with the terms hereof, shall vote and consent together on all matters as one class.

(k)          The Company shall be required to offer to purchase the Notes, in accordance with Section 2.5 hereof, upon the occurrence of a Change of Control Triggering Event.

Section 2.4            Book Entry Provisions; Transfer and Exchange.

(a)          The Notes shall be issued initially in the form of one or more permanent global notes (“Global Securities”). Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary, (iii) bear the Global Security Legend and (iv) be dated the date of its authentication. Except as provided in Section 2.4(b), owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes.

Participants and other owners of beneficial interests in Global Securities shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary or, if applicable, the nominee of such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)          Notwithstanding any other provision in the Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case of (A) or (B) the Company fails to appoint a successor Depositary within 90 calendar days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case, such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Certificated Securities delivered in exchange for any Global Security or beneficial interests in Global Securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 3.4 and 3.6 of the Base Indenture. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.4 or Sections 3.4 and 3.6 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.4(b).

(c)          Legend. The following legend shall appear on the face of all Global Securities.

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.5           Offer to Purchase Upon Change of Control Triggering Event.

(a)          If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Section 2.3(e) hereof, the Company shall be required to make an offer to purchase all of the Notes pursuant to the offer described in this Section 2.5 (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the right of Holders of the Notes of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail notice to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and with the following information:

(i)            that a Change of Control Offer is being made pursuant to this Section 2.5, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii)           the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described in clause (viii) below (the “Change of Control Payment Date”);

(iii)           that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv)          that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, on the Change of Control Payment Date;

(v)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)          that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)         that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(viii)       if such notice is delivered prior to the consummation of a Change of Control, stating that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date; and

(ix)          the other instructions, as determined by the Company, consistent with this Section 2.5, that a Holder must follow.

The Trustee shall not be responsible for determining whether a Change of Control Triggering Event or any component thereof has occurred.

The Paying Agent will promptly deliver to each Holder of the Notes tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(b)          On the Change of Control Payment Date, the Company shall, to the extent permitted by law:

(i)            accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)          deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(c)               The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes has been given pursuant to the Indenture, unless and until there is a default in the payment of the Redemption Price on the applicable Redemption Date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event. Notwithstanding anything to the contrary in this Section 2.5, a Change of Control Offer may be made in advance of the consummation of a Change of Control, conditional upon the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)               The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the Notes pursuant to this Section 2.5. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 2.5, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.5 by virtue of any such conflict.

(e)               The provisions of this Section 2.5 may be waived (as provided in Section 10.8 of the Base Indenture) or modified with the written consent of the Holders of a majority in principal amount of the Notes then Outstanding if the Change of Control Triggering Event has not yet occurred.

Section 2.6            Events of Default. In addition to the Events of Default specified in Section 5.1 of the Base Indenture, the following shall constitute an “Event of Default” with respect to the Notes: any default in the payment of any Change of Control Payment in respect of the Notes as when the same becomes due and payable in accordance with Section 2.5 hereof. Such additional Event of Default is expressly included in this Supplemental Indenture for the benefit of, and shall be solely applicable to, the series of Securities established as the Notes by this Supplemental Indenture.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1            Ratification. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed and the Base Indenture shall be modified in accordance therewith and this Supplemental Indenture shall form part of the Base Indenture for all purposes as therein provided.

Section 3.2            Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes.

Section 3.3            Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.4            Trustee. The Trustee makes no representations as to, and shall not be responsible for, the validity, sufficiency or adequacy of this Supplemental Indenture or the Notes. The recitals and statements herein are deemed to be those of the Company and not of the Trustee. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s ratings or determining whether a Rating Event has occurred.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

YUM! BRANDS, INC.

By:	/s/ John Lane
	Name:	John Lane
	Title:	Treasurer

U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Amy E. Anders
	Name:	Amy E. Anders
	Title:	Vice President

[Signature page to Third Supplemental Indenture]

EXHIBIT A

Form of Notes

YUM! BRANDS, INC.

5.375% SENIOR NOTE DUE 2032

[Insert the Global Security Legend, if applicable, pursuant to the provisions of the Third Supplemental Indenture]

No. ______	$__________________

CUSIP ________________

ISIN ________________

YUM! Brands, Inc., a North Carolina corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________, the principal sum of _______________________ Dollars ($____________) on April 1, 2032, and to pay interest thereon from April 1, 2022 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually in arrears on April 1 and October 1 in each year commencing October 1, 2022, at the rate of 5.375% per annum until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered at the close of business on March 15 or September 15 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date (each such date, a “Regular Record Date”); provided, however, that, if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day and no interest shall accrue for the intervening period.

Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon referred to on the reverse hereof, has been executed by or on behalf of the Trustee by manual or PDF or other electronically-imaged (including, without limitation DocuSign or Adobe Sign) signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

* * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of one of its authorized officers.

YUM! BRANDS, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

YUM! BRANDS, INC.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of September 25, 2020, between the Company and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as heretofore supplemented and as supplemented by a third supplemental indenture, dated as of April 1, 2022, between the Company and the Trustee (collectively, the “Indenture,” which term shall have the meaning assigned to it in such instrument), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $1,000,000,000.

At any time prior to April 1, 2027, the Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, thereon to but excluding, the Redemption Date.

On or after April 1, 2027, the Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to the percentage of the principal amount of such Securities set forth below plus accrued and unpaid interest, if any, thereon to but excluding the Redemption Date if redeemed during the twelve-month period beginning on April 1 of the year indicated below:

Year	Percentage
2027	102.688%
2028	101.792%
2029	100.896%
2030 and thereafter	100.000%

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of all the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, as prescribed herein and in the Indenture.

“Global Security” and “Global Securities” means a Security or Securities evidencing all or part of a series of Securities, issued to the Depositary (as hereinafter defined) for such series or its nominee, registered in the name of such Depositary or its nominee, bearing the Global Securities Legend and dated the date of its authentication. “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as the Depositary by the Company.

No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary, or its nominee, as Holder of any Security.

This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities and the Company fails to appoint a successor depositary within 90 calendar days or (b) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor depositary within 90 calendar days, (ii) at any time the Company in its sole discretion determines to issue Certificated Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and registered in such names as the Depositary holding this Security shall direct. Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All capitalized terms used in this Security and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:	____________________________________________

(Sign exactly as your name appears on the other side of
this Security)

Date: ________________________________

Medallion Signature Guarantee: _____________________________________

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Company pursuant to Section 2.5 of the Third Supplemental Indenture, check box:

Section 2.5 ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 2.5 of the Third Supplemental Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof):

$_____ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repurchased (in the absence of any such specification, one such Security will be issued for the portion not being repurchased):

Date:	Your
Signature

(Sign exactly as your name appears on the other side of the Security)

Signature

Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.